Information Regarding Joint Filers

Designated Filer of Form 3:                Joseph Edelman

Date of Earliest Transaction Required to be Reported: February 24, 2011

Issuer Name and Ticker Symbol: Repros Therapeutics, Inc. [RPRX]

Names: Perceptive Life Science Master Fund Ltd. and Perceptive Advisors LLC

Address:         Perceptive Advisors LLC
                 499 Park Avenue, 25th Floor
                 New York, NY 10022


Signatures:

The undersigned, Perceptive Life Science Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Statement of Beneficial Ownership of Securities on Form 3 with Joseph Edelman with respect to the beneficial ownership of securities of Repros Therapeutics, Inc.

PERCEPTIVE LIFE SCIENCE MASTER FUND LTD.

By: Perceptive Advisors LLC, its investment manager

By:
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PERCEPTIVE ADVISORS LLC



By:
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          Joseph, Edelman, its managing member